UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2011

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 10, 2011, in connection with the completion of its rights offering (discussed in Item 8.01), Nephros, Inc. repaid in full the $500,000 of principal and $26,650 of accrued interest on the senior secured note issued to Lambda Investors LLC on October 1, 2010.

Nephros also paid Lambda Investors LLC an 8%, or $40,000, sourcing transaction fee, as well as Lambda Investors LLC’s legal fees in the amount of $100,000 incurred in connection with the note and the rights offering.

The payment of these amounts was made as a deduction from the gross proceeds due to Nephros from the purchase price paid by Lambda Investors LLC in the private placement that closed on March 10, 2011 (see Item 3.02).

Item 3.02	Unregistered Sales of Equity Securities.

On March 10, 2011, based on the completion of the rights offering (see Item 8.01 below) Lambda Investors LLC, Nephros’ largest stockholder, purchased in a private placement 60,194,226 units at a per unit purchase price of $0.02 for aggregate gross proceeds of approximately $1.2 million, pursuant to a purchase agreement between Nephros and Lambda Investors LLC.  Each unit consisted of one share of common stock and a warrant to purchase 0.924532845 shares of common stock at an exercise price of $0.02 per share for a period of five years following the issue date of the warrant, resulting in Lambda Investors LLC acquiring 60,194,226 shares of common stock and a warrant to purchase 55,651,575 shares of common stock.  All amounts are reported on a pre-reverse stock split basis (see Item 5.03).  Net proceeds, after deducting the aggregate of $666,650 in payments due Lambda Investors LLC as reported in Item 1.02 were approximately $537,000.

The sale of shares and the warrants to Lambda Investors LLC was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on the exemption set forth in Section 4(2) of the Securities Act because the issuance did not involve any public offering.  The shares of common stock and warrants to be issued to Lambda Investors LLC will be “restricted securities.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2011, in connection with and immediately before the completion of the rights offering, Nephros filed a Certificate of Amendment to its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which increased the authorized capital stock of Nephros to 905,000,000 shares, consisting of 900,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock, $0.001 par value per share.  The full text of the Certificate of Amendment is attached hereto as Exhibit 3.6 and is incorporated herein by reference.

On March 11, 2011 at 5:00 p.m., Nephros amended its Fourth Amended and Restated Certificate of Incorporation to decrease the authorized capital stock of Nephros to 95,000,000 shares, consisting of 90,000,000 shares of common stock, $0.001 par value per share and 5,000,000 shares of preferred stock $0.001 par value per share.  In addition, Nephros amended its Fourth Amended and Restated Certificate of Incorporation to effect a previously approved and announced 1-for-20 reverse split of its common stock which was effective at 5:00 p.m. on March 11, 2011.  Nephros will not issue any fractional shares resulting from the reverse stock split and will instead pay stockholders an amount in cash equal to $0.04 per fractional share.  Each stockholder’s percentage ownership interest and proportional voting power remain substantially unchanged as a result of the reverse stock split, except for changes that result from the cashing out of fractional shares created by the reverse stock split, which could include a stockholder being cashed out entirely if he or she owned less than 20 shares immediately before the reverse stock split took effect.  In addition, proportional adjustments will be made to Nephros’ equity awards, equity compensation plans and outstanding warrants to adjust for the reverse stock split.  The full text of the Certificate of Amendment is attached hereto as Exhibit 3.7 and is incorporated herein by reference.

Both amendments to the Fourth Amended and Restated Certificate of Incorporation were approved by the stockholders at the annual stockholders meeting held on January 10, 2011.

A copy of the press release announcing the effectiveness of the reverse stock split is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On March 10, 2011, Nephros announced the completion of its rights offering and private placement that together resulted in gross proceeds of approximately $3.2 million and estimated net proceeds of approximately $2.3 million to Nephros after deducting the payments to Lambda Investors LLC described in Item 1.02 and after estimated expenses of the rights offering.  In the rights offering, Nephros sold 99,297,082 units at $0.02 per unit for gross proceeds of approximately $2.0 million, resulting in the issuance of 99,297,082 shares of common stock and warrants to purchase an aggregate of 91,803,413 shares of common stock.  The warrants expire on March 10, 2016 and have an exercise price of $0.02 per share.  All amounts are reported on a pre-reverse stock split basis.

A copy of the press release announcing the closing of the rights offering and private placement is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 15, 2011, Nephros announced that it had been advised by the Financial Industry Regulatory Authority (FINRA) that FINRA had established Thursday, March 17 as the day on which the stock will begin trading on a split-adjusted basis on the OTC Bulletin Board.

A copy of the press release announcing the commencement of trading of Nephros stock on a split-adjusted basis on the OTC Bulletin Board is included as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.6	Certificate of Amendment of Nephros’ Fourth Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 10, 2011.
3.7	Certificate of Amendment of Nephros’ Fourth Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on March 11, 2011.
99.1 99.2 99.3	Press Release dated March 10, 2011. Press Release dated March 11, 2011. Press Release dated March 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

Dated: March 16, 2011	By:	/s/ Gerald J. Kochanski
Gerald J. Kochanski
Chief Financial Officer